ATHENE HOLDING LTD. REPORTS
THIRD QUARTER 2019 RESULTS

PEMBROKE, Bermuda – November 5, 2019 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading provider of retirement savings products, announced financial results for the third quarter 2019.
Net income available to AHL common shareholders for the third quarter 2019 was $276 million, or $1.50 per diluted Class A common share ("diluted share"), compared to net income available to AHL common shareholders for the third quarter 2018 of $623 million, or $3.15 per diluted common share. The decrease from the prior year quarter was primarily driven by an unfavorable change in the value of FIA embedded derivatives, due to the impact of unfavorable unlocking from the annual actuarial assumption review, less favorable equity market performance, and an unfavorable change in discount rates. The decrease was also driven by lower adjusted operating income.
Adjusted operating income available to common shareholders1 for the third quarter 2019 was $243 million, or $1.34 per adjusted operating common share, compared to adjusted operating income available to common shareholders for the third quarter 2018 of $371 million, or $1.90 per adjusted operating common share. The decrease from the prior year quarter was primarily driven by an increase in cost of funds due to continued growth in the business including institutional products, as well as unfavorable equity market and adverse unlocking impacts.

Highlights

•	Book value per common share of $74.20, an increase of 11% and 63% for the quarter-over-quarter and year-over-year periods ended September 30, 2019, respectively

•	Adjusted book value per common share of $50.74, an increase of 3% and 11% for the quarter-over-quarter and year-over-year periods ended September 30, 2019, respectively

•	ROE of 8.5%, Consolidated adjusted operating ROE of 10.6%, and Retirement Services adjusted operating ROE of 13.5% for the quarter ended September 30, 2019

•	ROA of 0.78% and adjusted operating ROA of 0.82% for the quarter ended September 30, 2019

•	Total deposits of $5.6 billion underwritten to mid-teens or better returns for the quarter ended September 30, 2019

•	Repurchased $927 million of common stock from December 2018 through October 2019, including $121 million in the third quarter and an additional $283 million through November 5, 2019

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On October 28, 2019, Athene announced a transaction with its longstanding partner, Apollo Global Management, to strengthen the relationship and increase strategic alignment between the two companies. Per the terms of the transaction, Apollo will concede its super-voting rights to eliminate Athene's multi-class share structure and Apollo will buy an incremental 18% stake in Athene at a premium in exchange for a 7% equity stake in Apollo as well as cash consideration[2]

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Athene's Board of Directors increased the share repurchase authorization by $600 million in connection with the recently announced strategic transaction with Apollo, bringing the total outstanding authorization to $640 million

•	Raised $345 million of gross proceeds through successful perpetual preferred stock offering in September 2019, at an attractive cost of capital of 5.625%

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Through October 2019, Apollo/Athene Dedicated Investment Program ("ADIP"), the investment fund managed by Apollo that will help fund Athene Co-Invest Reinsurance Affiliate ("ACRA"), has raised $3 billion of capital commitments

•	Estimated ALRe RBC of 420%[3] and U.S. RBC of 421% as of September 30, 2019

1 This news release references certain Non-GAAP measures. See Non-GAAP Measures for additional discussion.
2 For further information on the proposed transaction, please refer to the associated press release and investor presentation available on ir.athene.com.
3 ALRe RBC ratio is used in evaluating our capital position and the amount of capital needed to support our Retirement Services segment and is calculated by applying the NAIC RBC factors to the statutory financial statements of ALRe and its non-U.S. reinsurance subsidiary, on an aggregate basis.

“In the third quarter we delivered record organic growth underwritten to a blended unlevered return in excess of 20%, which drove our invested assets to new heights exceeding $120 billion. Athene remains uniquely positioned with a multi-channel distribution model that generates sustainable and opportunistic growth at attractive ROEs,” said Jim Belardi, CEO of Athene.

Mr. Belardi continued, “We are executing our business strategy and allocating capital to create value for shareholders. To enhance our operating model, we are focused on building an array of asset sourcing capabilities and the pending transaction with PK AirFinance is supportive of this effort.  By sourcing a greater quantity of alpha-generating securities while maintaining underwriting discipline, we will reinforce our competitive advantage of generating attractive levels of net spread and profitability. In addition, we continue to opportunistically repurchase our shares at high-teens returns, repurchasing a total of $927 million at an average price of less than 90% of adjusted book value per share. With our recent authorization increase of $600 million, our Board has authorized nearly $1.6 billion of share repurchases in less than twelve months. Finally, our recently announced strategic transaction with our longstanding partner, Apollo, will eliminate Athene's multi-class share structure, enhance our index inclusion eligibility, and increase the appeal of our stock to a broader set of active and passive investors.”

Third Quarter 2019 Results
Net income available to AHL common shareholders for the third quarter 2019 was $276 million, a decrease of $347 million, or 56%, from the third quarter 2018. The decrease from the prior year quarter was primarily driven by an unfavorable change in FIA embedded derivatives due to the impact of unlocking, less favorable equity market performance and an unfavorable change in discount rates, as well as lower adjusted operating income.
Adjusted operating income available to common shareholders for the third quarter 2019 was $243 million, a decrease of $128 million, or 35%, from the third quarter 2018. The decrease from the prior year quarter was primarily driven by a higher cost of funds reflecting growth in the business including institutional, unfavorable unlocking of $48 million, as well as less favorable equity market performance.
Unfavorable unlocking for the third quarter 2019 was driven by a reduction in the long-term interest rate assumption, partially offset by a favorable impact from actuarial experience, primarily driven by favorable experience in certain legacy blocks of business.
Adjusted operating income available to common shareholders, excluding notable items, was $305 million, a decrease of $43 million, or 12%, from the prior year. The decrease from the prior year quarter was primarily driven by a higher cost of funds reflecting growth in the business including institutional products.
Deposit Highlights
In the third quarter 2019, Athene generated record quarterly organic deposits of $5.6 billion, an increase of 72% compared to the third quarter 2018, demonstrating the strength of its multi-channel distribution model. Notably, the liabilities supporting these deposits were underwritten to attractive mid-teens or better returns.
Retail: In the third quarter 2019, Athene generated $1.9 billion of new deposits, unchanged quarter-over-quarter, while decreasing 13% from the prior year quarter, reflecting Athene's disciplined approach to pricing in a declining interest rate environment. Athene continues to expand distribution particularly through financial institutions, and newer products are building momentum.
Flow Reinsurance: In the third quarter 2019, Athene generated $609 million of new deposits, in line with the prior year quarter though meaningfully lower than the strong activity in the second quarter. The quarter-over-quarter decline was driven by adjustments to quota share levels in response to lower interest rates as Athene maintained pricing discipline.
Institutional: In the third quarter 2019, Athene generated $3.1 billion of new deposits from institutional products, including $2.6 billion from the close of the previously announced Bristol-Meyers Squibb pension transaction. Athene also generated $503 million of new deposits from one funding agreement and one FHLB agreement.

1 This news release references certain Non-GAAP measures. See Non-GAAP Measures for additional discussion.
2 For further information on the proposed transaction, please refer to the associated press release and investor presentation available on ir.athene.com.
3 ALRe RBC ratio is used in evaluating our capital position and the amount of capital needed to support our Retirement Services segment and is calculated by applying the NAIC RBC factors to the statutory financial statements of ALRe and its non-U.S. reinsurance subsidiary, on an aggregate basis.

Selected Results

	As of and for the three months ended September 30,
(In millions, except percentages and per share data)	2018	2019
Book value per common share	$45.51	$74.20
Adjusted book value per common share	$45.53	$50.74
Common shares outstanding[1]	197.3	182.5
Adjusted operating common shares outstanding[2]	197.2	181.4

Return on equity (ROE)	28.6%	8.5%
Adjusted operating ROE	17.2%	10.6%
Adjusted operating ROE – Retirement Services	23.2%	13.5%

Return on assets (ROA)	2.14%	0.78%
Adjusted operating ROA	1.49%	0.82%
Net investment spread – Retirement Services	1.78%	1.13%

Investments, including related parties	$101,346	$127,101
Invested assets	$100,596	$121,140
Debt to capital ratio	9.9%	6.8%
Adjusted debt to capital ratio	9.9%	8.7%
Total shareholders' equity	$8,978	$13,545
Adjusted common shareholders' equity	$8,976	$9,204

Organic deposits	$3,286	$5,637
Inorganic deposits	—	—
Total deposits	$3,286	$5,637

1 Represents common shares outstanding for all classes eligible to participate in dividends for each period presented. Used for the book value per common share calculation.
2 Adjusted operating common shares outstanding assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares outstanding on a one-for-one basis, the impacts of all Class M common shares outstanding net of the conversion price and any other stock-based awards outstanding, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A common shares after vesting and settlement of the conversion price. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of book value metrics.

	Three months ended September 30,
(In millions, except per share data)	2018	2019
Net income available to AHL common shareholders	$623	$276
Non-operating adjustments
Investment gains (losses), net of offsets	(53)	166
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	376	(117)
Integration, restructuring and other non-operating expenses	(2)	(34)
Stock compensation expense	(3)	(3)
Income tax (expense) benefit – non-operating	(66)	21
Less: Total non-operating adjustments	252	33
Adjusted operating income available to common shareholders	$371	$243

Adjusted operating income available to common shareholders by segment
Retirement Services	$379	$256
Corporate and Other	(8)	(13)
Adjusted operating income available to common shareholders	$371	$243

Earnings per common share – basic[1]	$3.16	$1.50
Earnings per common share – diluted Class A2	$3.15	$1.50
Adjusted operating earnings per common share[3]	$1.90	$1.34
Weighted average common shares outstanding – basic[1]	197.3	184.3
Weighted average common shares outstanding – diluted Class A2	165.1	152.0
Weighted average common shares outstanding – adjusted operating[3]	196.1	182.3

	Three months ended September 30,
(In millions)	2018	2019
Notable items
Retirement Services adjusted operating income available to common shareholders	$379	$256
Rider reserve and DAC equity market performance	(38)	5
Out-of-period actuarial adjustments	—	13
Unlocking	13	48
Tax impact of notable items	2	(4)
Retirement Services notable items	(23)	62
Retirement Services adjusted operating income available to common shareholders excluding notable items	356	318

Corporate and Other adjusted operating loss available to common shareholders	(8)	(13)
Consolidated adjusted operating income available to common shareholders excluding notable items	$348	$305

Adjusted operating earnings per common share excluding notables[3]	$1.77	$1.67

1 Basic earnings per common share, including basic weighted average common shares outstanding includes all classes eligible to participate in dividends for each period presented.
2 Diluted earnings per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes the dilutive impacts, if any, of Class B common shares, Class M common shares and any other stock-based awards. Such dilutive securities totaled 421,746 weighted average shares for the quarter. Diluted earnings per common share on a GAAP basis for Class A common shares are based on allocated net income available to AHL common shareholders of $227 million (82% of net income available to AHL common shareholders) and $519 million (83% of net income available to AHL common shareholders) for the three months ended September 30, 2019 and 2018, respectively.
3 Weighted average common shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A common shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per common share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per common share.

Segment Results
Retirement Services
For the third quarter 2019, adjusted operating income available to common shareholders in Retirement Services was $256 million, a decrease of $123 million, or 32%, from the third quarter 2018, resulting in an adjusted operating ROE of 13.5%. The decrease in adjusted operating income available to common shareholders over the prior year quarter was primarily driven by a higher cost of funds due to growth in the block including institutional business, unfavorable equity market impacts and actuarial experience, adverse unlocking, as well as out of period actuarial adjustments.
Excluding notable items, adjusted operating income available to common shareholders in Retirement Services was $318 million, resulting in an adjusted operating ROE of 16.7%.
The net investment spread, which measures net investment earnings less cost of funds, was 1.13% of average invested assets for the third quarter 2019, a decrease of 65 basis points from the third quarter 2018. The decrease from the prior year quarter was primarily driven by an increase in cost of funds, as well as a decrease in the fixed income and other net investment earned rate (NIER).
The NIER was 4.31% for the third quarter 2019, a decrease of 24 basis points from the prior year quarter, primarily driven by a lower fixed income and other NIER due to lower floating rate income, as well as lower-than-expected RMBS prepayments. The annualized return on alternative investments during the third quarter 2019 was 8.90%, compared to 10.65% in the prior year quarter.
Cost of funds, which is comprised of the total cost of crediting on deferred annuities and institutional products as well as other liability costs, was 3.18% for the third quarter 2019, an increase of 41 basis points from the third quarter 2018. Total cost of crediting was 1.96% for the third quarter 2019, an increase of 10 basis points from the prior year quarter, primarily driven by growth in the institutional business, which carries a higher cost of crediting compared to deferred annuities. Cost of crediting on deferred annuities was 1.98% and the cost of crediting on institutional business was 3.68%. Other liability costs were 1.22% for the third quarter 2019, an increase of 31 basis points from the prior year quarter primarily due to unfavorable equity market impacts and actuarial experience, adverse unlocking, and out of period actuarial adjustments.
Corporate & Other
In the third quarter 2019, the adjusted operating loss available to common shareholders was $13 million in Corporate & Other, an increase of $5 million from adjusted operating loss available to common shareholders of $8 million in the third quarter 2018. The greater operating loss was driven by preferred stock dividends, partially offset by higher alternative net investment earnings and slightly lower operating expenses.
Share Repurchase Activity
From December 2018 through October 2019, Athene repurchased 22.4 million shares of its common stock for $927 million under previously announced share repurchase programs. During this period, shares were purchased at an average cost of $41.44 per share and an average price-to-adjusted book value multiple of 0.86x. This activity includes 2.9 million shares repurchased during the third quarter 2019 for $121 million.
Athene's Board of Directors previously increased the share repurchase authorization by $600 million in connection with the strategic transaction announced with Apollo on October 28th, 2019. As of November 5, 2019, outstanding share repurchase capacity totaled $640 million.
Update on Strategic Capital Solution (ACRA)
In May 2019, Athene announced the formation of a strategic capital solution called Athene Co-Invest Reinsurance Affiliate ("ACRA"). This shareholder-friendly, strategic capital solution will allow Athene the flexibility to simultaneously deploy capital across multiple accretive avenues, while maintaining a strong balance sheet position. With this solution, Athene will be able to achieve various business objectives in a manner that is accretive to shareholders, minimizes the potential need for additional primary issuances in the future, and eliminates the impact undeployed on-balance sheet capital has on key financial measures, such as ROE. To date, capital commitments raised for Apollo/Athene Dedicated Investment Program (“ADIP”), the investment fund managed by Apollo Global Management that will help capitalize ACRA, are at $3 billion, and additional commitments are expected to close around year end 2019. Additional information on ACRA and ADIP can be found in a presentation previously posted on Athene's website at ir.athene.com.
Conference Call Information
Athene will host a conference call today, Tuesday, November 5, 2019, at 10 a.m. ET. During the call, members of Athene's senior management team will review Athene's financial results for the third quarter ended September 30, 2019. This press release, the third quarter 2019 earnings presentation and financial supplement are posted to Athene’s website at ir.athene.com.

•	Live conference call: Toll-free at (866) 901-0811 (domestic) or +1 (346) 354-0810 (international)

•	Conference call replay available through November 21, 2019 at (800) 585-8367 (domestic) or
+1 (404) 537-3406 (international)

•	Conference ID number: 5787514

•	Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Noah Gunn	Karen Lynn
+1 441-279-8534	+1 441-279-8460
+1 646-768-7309	+1 515-342-3910
ngunn@athene.com	klynn@athene.com
About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Athene had total assets of $144.2 billion as of September 30, 2019. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at athene.com.
Non-GAAP Measures
In addition to our results presented in accordance with GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measures. See Non-GAAP Measure Reconciliations for the appropriate reconciliations to the corresponding GAAP measures.

Adjusted operating income available to common shareholders is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our adjusted operating income available to common shareholders equals net income available to AHL common shareholders adjusted to eliminate the impact of the following (collectively, the “non-operating adjustments”):

•	Investment Gains (Losses), Net of Offsets

•	Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets

•	Integration, Restructuring and Other Non-Operating Expenses

•	Stock Compensation Expense

•	Bargain Purchase Gain

•	Income Tax (Expense) Benefit – Non-Operating

We consider these non-operating adjustments to be meaningful adjustments to net income available to AHL common shareholders for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income available to AHL common shareholders, we believe adjusted operating income available to common shareholders provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income available to common shareholders should not be used as a substitute for net income available to AHL common shareholders.

Adjusted operating ROA is a non-GAAP measure used to evaluate our financial performance and profitability. Adjusted operating ROA is computed using our adjusted operating income available to common shareholders divided by average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for ROA presented under GAAP.

Adjusted operating ROE is a non-GAAP measure used to evaluate our financial performance excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, in each case net of DAC, DSI, rider reserve and tax offsets. Adjusted common shareholders’ equity is calculated as the ending shareholders’ equity excluding AOCI, the cumulative change in fair value of funds withheld and modco reinsurance assets and preferred stock. Adjusted operating ROE is calculated as the adjusted operating income available to common shareholders, divided by average adjusted common shareholders’ equity. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted operating ROE should not be used as a substitute for ROE. However, we believe the adjustments to equity are significant to gaining an understanding of our overall financial performance.

Adjusted operating earnings per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe using these measures represents an economic view of our share counts and provides a simplified and consistent view of our outstanding shares. Adjusted operating earnings per common share is calculated as the adjusted operating income available to common shareholders, over the weighted average common shares outstanding – adjusted operating. Adjusted book value per common share is calculated as the adjusted common shareholders’ equity divided by the adjusted operating common shares outstanding. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and payment of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive, after considering the dilutive effects of the more dilutive securities in the sequence, they are excluded. Weighted average common shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share should not be used as a substitute for basic earnings per share – Class A common shares, basic weighted average common shares outstanding – Class A or book value per common share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt excluding consolidated variable interest entities (VIEs) divided by adjusted shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to total debt and shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

Net investment spread is a key measurement of the financial health of our Retirement Services profitability. Net investment spread measures our investment performance less the total cost of our liabilities. Net investment earned rate is a key measure of our investment performance, while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Investment margin on our deferred annuities measures our investment performance less the cost of crediting for our deferred annuities, which make up a significant portion of our reserve liabilities.

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Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our invested assets divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to arrive at our net investment earned rate add alternative investment gains and losses, gains and losses related to trading securities for CLOs, net VIE impacts (revenues, expenses and noncontrolling interest) and the change in fair value of reinsurance assets. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

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Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs. Cost of funds is computed as the total liability costs divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

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Cost of crediting includes the costs for both deferred annuities and institutional products. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of PRT costs including interest credited, benefit payments and other reserve changes, net of premiums received when issued, as well as funding agreement costs including the interest payments and other reserve changes. Cost of crediting is computed as the cost of crediting for deferred annuities and institutional products divided by the average invested assets for the relevant periods. Cost of crediting on deferred annuities is computed as the interest credited on fixed strategies and option costs on indexed annuity strategies divided by the average account value of our deferred annuities. Cost of crediting on institutional products is computed as the PRT and funding agreement costs divided by the average institutional reserve liabilities. Our average invested assets, account values and institutional reserve liabilities are averaged over the number of quarters in the relevant period to obtain our associated cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

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Other liability costs include DAC, DSI and VOBA amortization, change in rider reserves, the cost of liabilities on products other than deferred annuities and institutional products, excise taxes, premiums, product charges and other revenues. We believe a measure like other liability costs is useful in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.

Net investment earned rate, cost of funds, net investment spread and investment margin on deferred annuities are non-GAAP measures we use to evaluate the profitability of our business. We believe these metrics are useful in analyzing the trends of our business operations, profitability and pricing discipline. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income, interest sensitive contract benefits or total benefits and expenses presented under GAAP.

Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

In managing our business we analyze invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Invested assets represents the investments that directly back our reserve liabilities as well as surplus assets. Invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) the consolidated VIE assets, liabilities and noncontrolling interest, (f) net investment payables and receivables and (g) policy loans ceded (which offset the direct policy loans in total investments). Invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Our invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period.

Sales statistics do not correspond to revenues under GAAP but are used as relevant measures to understand our business performance as it relates to deposits generated during a specific period of time. Our sales statistics include deposits for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers).

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by Athene's representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements within this press release include, but are not limited to, discussions related to the issuance and exchange of common equity interests of Athene and Apollo and the results to be derived therefrom; amendments to the bye-laws of Athene to eliminate its multi-class share structure; potential inclusion of Athene's common shares in certain specified indices, the ACRA capital raise and the benefits to be derived therefrom, the future outcome of Athene's capital allocation determinations, and future financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: Athene's and/or Apollo's failure to obtain approval of the transaction by its shareholders or regulators; Athene's failure to recognize the benefits expected to be derived from the transaction with Apollo; unexpected difficulties or expenditures related to the transaction with Apollo; disruption of Athene's current plans, operations and relationships with policyholders, reinsurance counterparties or other business partners caused by the announcement and pendency of the transaction with Apollo; legal proceedings, including those that may be instituted against Athene, Athene's board of directors, Athene's executive officers and others following announcement of the transaction with Apollo; failure to close the ACRA capital raise or failure to achieve the benefits expected to be derived therefrom; the accuracy of Athene's assumptions and estimates; Athene's ability to maintain or improve financial strength ratings; Athene's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of Athene's reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of Athene's interpretation of the Tax Cuts and Jobs Act, litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene's ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in Athene's filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018, its quarterly report on Form 10-Q for the quarterly period ended June 30, 2019 and its other SEC filings, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
# # #

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	September 30,
	2018	2019
Assets
Investments
Available-for-sale securities, at fair value	$59,265	$70,903
Trading securities, at fair value	1,949	2,411
Equity securities, at fair value	216	359
Mortgage loans, net of allowances	10,340	13,465
Investment funds	703	712
Policy loans	488	466
Funds withheld at interest	15,023	15,280
Derivative assets	1,043	2,386
Short-term investments, at fair value	191	571
Other investments	122	130
Total investments	89,340	106,683
Cash and cash equivalents	2,911	3,833
Restricted cash	492	199
Investments in related parties
Available-for-sale securities, at fair value	1,437	2,368
Trading securities, at fair value	249	306
Equity securities, at fair value	120	381
Mortgage loans	291	653
Investment funds	2,232	2,763
Funds withheld at interest	13,577	13,560
Other investments	386	387
Accrued investment income	682	781
Reinsurance recoverable	5,534	5,697
Deferred acquisition costs, deferred sales inducements and value of business acquired	5,907	4,960
Other assets	1,635	970
Assets of consolidated variable interest entities
Investments
Trading securities, at fair value – related party	35	19
Equity securities, at fair value – related party	50	6
Investment funds	624	619
Cash and cash equivalents	2	3
Other assets	1	14
Total assets	$125,505	$144,202
(Continued)

Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	September 30,
	2018	2019
Liabilities
Interest sensitive contract liabilities	$96,610	$101,666
Future policy benefits	16,704	22,909
Other policy claims and benefits	142	129
Dividends payable to policyholders	118	115
Long-term debt	991	992
Derivative liabilities	85	46
Payables for collateral on derivatives	969	2,323
Funds withheld liability	721	768
Other liabilities	888	1,708
Liabilities of consolidated variable interest entities	1	1
Total liabilities	117,229	130,657

Equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	3,462	4,435
Retained earnings	5,286	6,668
Accumulated other comprehensive income	(472)	2,442
Total shareholders' equity	8,276	13,545
Total liabilities and equity	$125,505	$144,202
(Concluded)

Condensed Consolidated Statements of Income (unaudited, in millions)

	Three months ended September 30,
	2018	2019
Revenue
Premiums	$526	$2,605
Product charges	119	135
Net investment income	1,070	1,070
Investment related gains (losses)	816	688
OTTI investment losses
OTTI losses	(7)	(34)
OTTI losses reclassified to (from) OCI	4	9
Net OTTI losses	(3)	(25)
Other revenues	10	6
Revenues of consolidated variable interest entities
Net investment income	15	20
Investment related gains (losses)	23	2
Total revenues	2,576	4,501
Benefits and Expenses
Interest sensitive contract benefits	742	801
Amortization of DSI	23	20
Future policy and other policy benefits	928	2,872
Amortization of DAC and VOBA	36	323
Dividends to policyholders	10	12
Policy and other operating expenses	158	194
Total benefits and expenses	1,897	4,222
Income before income taxes	679	279
Income tax expense	56	(14)
Net income	623	293
Less: Preferred stock dividends	—	17
Net income available to Athene Holding Ltd. common shareholders	$623	$276

Non-GAAP Measure Reconciliations

The reconciliation of net income available to Athene Holding Ltd. common shareholders to adjusted operating income available to common shareholders excluding notable items is as follows:

	Three months ended September 30,
(In millions)	2018	2019
Net income available to Athene Holding Ltd. common shareholders	$623	$276
Less: Total non-operating adjustments	252	33
Adjusted operating income available to common shareholders	371	243
Notable items	(23)	62
Adjusted operating income available to common shareholders excluding notable items	$348	$305

Retirement Services adjusted operating income available to common shareholders	$379	$256
Rider reserve and DAC equity market performance	(38)	5
Out-of-period actuarial adjustments	—	13
Unlocking	13	48
Tax impact of notable items	2	(4)
Retirement Services notable items	(23)	62
Retirement Services adjusted operating income available to common shareholders excluding notable items	356	318

Corporate and Other adjusted operating loss available to common shareholders	(8)	(13)
Consolidated adjusted operating income available to common shareholders excluding notable items	$348	$305

The reconciliation of basic earnings per Class A common share to adjusted operating earnings per common share is as follows:

	Three months ended September 30,
	2018	2019
Basic earnings per share – Class A common shares	$3.16	$1.50
Non-operating adjustments
Investment gains (losses), net of offsets	(0.29)	0.91
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	1.91	(0.65)
Integration, restructuring and other non-operating expenses	(0.02)	(0.18)
Stock compensation expense	(0.01)	(0.02)
Income tax (expense) benefit – non-operating	(0.34)	0.12
Less: Total non-operating adjustments	1.25	0.18
Less: Effect of items convertible to or settled in Class A common shares	0.01	(0.02)
Adjusted operating earnings per common share	$1.90	$1.34

The reconciliation of basic weighted average Class A common shares to weighted average common shares outstanding – adjusted operating, is as follows:

	Three months ended September 30,
(In millions)	2018	2019
Basic weighted average common shares outstanding – Class A	164.5	151.6
Conversion of Class B common shares to Class A common shares	25.5	25.4
Conversion of Class M common shares to Class A common shares	5.6	4.9
Effect of other stock compensation plans	0.5	0.4
Weighted average common shares outstanding – adjusted operating	196.1	182.3

The reconciliation of shareholders’ equity to adjusted common shareholders’ equity included in adjusted book value per common share, adjusted debt to capital ratio, and adjusted operating ROE is as follows:

	September 30,
(In millions)	2018	2019
Total shareholders' equity	$8,978	$13,545
Less: Preferred stock	—	1,172
Total common shareholders' equity	8,978	12,373
Less: AOCI	33	2,442
Less: Accumulated change in fair value of reinsurance assets	(31)	727
Total adjusted common shareholders' equity	$8,976	$9,204

Retirement Services	$7,024	$7,494
Corporate and Other	1,952	1,710
Total adjusted common shareholders' equity	$8,976	$9,204

The reconciliation of average shareholders’ equity to average adjusted common shareholders’ equity included in adjusted operating ROE is as follows:

	Three months ended September 30,
(In millions)	2018	2019
Average shareholders' equity	$8,720	$12,955
Less: Average preferred stock	—	1,006
Less: Average AOCI	90	2,101
Less: Average accumulated change in fair value of reinsurance assets	(10)	683
Average adjusted common shareholders' equity	$8,640	$9,165

Retirement Services	$6,537	$7,598
Corporate and Other	2,103	1,567
Average adjusted common shareholders' equity	$8,640	$9,165

The reconciliation of basic Class A common shares outstanding to adjusted operating common shares outstanding is as follows:

	September 30,
(In millions)	2018	2019
Class A common shares outstanding	164.6	149.8
Conversion of Class B common shares to Class A common shares	25.5	25.4
Conversion of Class M common shares to Class A common shares	6.0	5.1
Effect of other stock compensation plans	1.1	1.1
Adjusted operating common shares outstanding	197.2	181.4

The reconciliation of book value per common share to adjusted book value per common share is as follows:

	September 30,
	2018	2019
Book value per common share	$45.51	$74.20
Preferred stock	—	(6.42)
AOCI	(0.17)	(13.38)
Accumulated change in fair value of reinsurance assets	0.16	(3.98)
Effect of items convertible to or settled in Class A common shares	0.03	0.32
Adjusted book value per common share	$45.53	$50.74

The reconciliation of debt to capital ratio to adjusted debt to capital ratio is as follows:

	September 30,
(In millions)	2018	2019
Total debt	$991	$992
Total shareholders' equity	8,978	13,545
Total capitalization	9,969	14,537
Less: AOCI	33	2,442
Less: Accumulated change in fair value of reinsurance assets	(31)	727
Total adjusted capitalization	$9,967	$11,368

Debt to capital ratio	9.9%	6.8%
AOCI	—%	1.5%
Accumulated change in fair value of reinsurance assets	—%	0.4%
Adjusted debt to capital ratio	9.9%	8.7%

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended September 30,
	2018		2019
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$1,070	4.30%	$1,070	3.60%
Change in fair value of reinsurance assets	52	0.20%	199	0.67%
Net VIE earnings	39	0.16%	23	0.08%
Alternative income gain (loss)	(14)	(0.06)%	6	0.02%
Held for trading amortization and other	(21)	(0.08)%	(6)	(0.02)%
Total adjustments to arrive at net investment earnings/earned rate	56	0.22%	222	0.75%
Total net investment earnings/earned rate	$1,126	4.52%	$1,292	4.35%

Retirement Services	$1,108	4.55%	$1,264	4.31%
Corporate and Other	18	3.51%	28	7.28%
Total net investment earnings/earned rate	$1,126	4.52%	$1,292	4.35%

Retirement Services average invested assets	$97,500		$117,338
Corporate and Other average invested assets	2,103		1,567
Average invested assets	$99,603		$118,905

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting, and the respective rates, is as follows:

	Three months ended September 30,
	2018		2019
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$742	3.04%	$801	2.73%
Interest credited other than deferred annuities and institutional products	14	0.06%	63	0.21%
FIA option costs	231	0.95%	282	0.96%
Product charges (strategy fees)	(25)	(0.10)%	(31)	(0.10)%
Reinsurance embedded derivative impacts	29	0.12%	14	0.05%
Change in fair values of embedded derivatives – FIAs	(546)	(2.24)%	(560)	(1.91)%
Negative VOBA amortization	5	0.02%	9	0.03%
Other changes in interest sensitive contract liabilities	3	0.01%	(2)	(0.01)%
Total adjustments to arrive at cost of crediting	(289)	(1.18)%	(225)	(0.77)%
Retirement Services cost of crediting	$453	1.86%	$576	1.96%

Retirement Services cost of crediting on deferred annuities	$395	1.98%	$453	1.98%
Retirement Services cost of crediting on institutional products	58	3.54%	123	3.68%
Retirement Services cost of crediting	$453	1.86%	$576	1.96%

Retirement Services average invested assets	$97,500		$117,338
Average account value on deferred annuities	79,673		91,467
Average institutional reserve liabilities	6,608		13,320

The reconciliation of benefits and expenses to other liability costs is as follows:

	Three months ended September 30,
(In millions)	2018	2019
GAAP benefits and expenses	$1,897	$4,222
Premiums	(526)	(2,605)
Product charges	(119)	(135)
Other revenues	(10)	(6)
Cost of crediting	(193)	(280)
Change in fair value of embedded derivatives – FIA, net of offsets	(768)	(497)
DAC, DSI and VOBA amortization related to investment gains and losses	28	(151)
Rider reserves	1	(9)
Policy and other operating expenses, excluding policy acquisition expenses	(98)	(130)
AmerUs closed block fair value liability	8	(46)
Other	1	(5)
Total adjustments to arrive at other liability costs	(1,676)	(3,864)
Other liability costs	$221	$358

Retirement Services	$221	$358
Corporate and Other	—	—
Consolidated other liability costs	$221	$358

The reconciliation of policy and other expenses to operating expenses is as follows:

	Three months ended September 30,
(In millions)	2018	2019
Policy and other operating expenses	$158	$194
Interest expense	(15)	(15)
Policy acquisition expenses, net of deferrals	(60)	(63)
Integration, restructuring and other non-operating expenses	(2)	(34)
Stock compensation expenses	(3)	(3)
Total adjustments to arrive at operating expenses	(80)	(115)
Operating expenses	$78	$79

Retirement Services	$63	$67
Corporate and Other	15	12
Consolidated operating expenses	$78	$79

The reconciliation of total investments, including related parties, to invested assets is as follows:

	September 30,
(In millions)	2018	2019
Total investments, including related parties	$101,346	$127,101
Derivative assets	(2,515)	(2,386)
Cash and cash equivalents (including restricted cash)	3,941	4,032
Accrued investment income	686	781
Payables for collateral on derivatives	(2,315)	(2,323)
Reinsurance funds withheld and modified coinsurance	(123)	(1,698)
VIE and VOE assets, liabilities and noncontrolling interest	835	669
Unrealized (gains) losses	(186)	(4,243)
Ceded policy loans	(285)	(277)
Net investment receivables (payables)	(788)	(516)
Total adjustments to arrive at invested assets	(750)	(5,961)
Total invested assets	$100,596	$121,140